As filed with the Securities and Exchange Commission on May 1, 2006
Registration No. 333-127212

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SEASONS BANCSHARES, INC.
(Name of Small Business Issuer in its charter)

GEORGIA	6021	58-2633700
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

336 Blue Ridge Street
Blairsville, Georgia 30514
(706) 745-5588
(Address, and telephone number of principal executive offices)

Copies to:
DAVID K. GEORGE	KATHRYN KNUDSON, ESQ.
SEASONS BANCSHARES, INC.	POWELL GOLDSTEIN LLP
336 BLUE RIDGE STREET	One Atlantic Center
BLAIRSVILLE, GEORGIA 30514	Fourteenth Floor
(706) 745-5588	1201 West Peachtree Street, N.W.
(Name, address, and telephone number of agent for service)	Atlanta, Georgia 30309-3488
(404) 572-6952

Approximate date of proposed sale to the public: As soon as practicable after the date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE:

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	387,500	$12.00	$4,650,000	$547.30 (1)

(1) Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 is being filed to deregister the remaining 268,444 shares of Registrant’s common stock, $1.00 par value, that were originally registered on this Form SB-2 but were not sold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Blairsville, State of Georgia, on this 1st day of May, 2006.

SEASONS BANCSHARES, INC.

By:	/s/ David K. George
David K. George
President

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities stated and on the 1st day of May, 2006.

Signature	Capacity

/s/ David K. George	Director
David K. George

*	Director
James Leon Burrell, Jr.

*	Director
Teresa L. Colditz

/s/ Nita Elliott	Principal Financial and Accounting Officer
Nita Elliott

*	Director
Lon Allen Dillard

*	Director
Jeffrey Hollister Hall

*	Director
Frederick D. Mann

*	Director
John H. Ketner, Jr.

Director
T. Kenneth Kilpatrick

*	Vice Chairman of the Board
Timothy A. Nelson

*	Chairman of the Board
Robert M. Thomas, Jr.

*	Director
John Mark Turner

*By:	/s/ David K. George
David K. George
Attorney-in-Fact
May 1, 2006